Exhibit 7.01

JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 5 to Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Stock, par value $0.01 per share, of BlackRock, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: March 2, 2009

BANK OF AMERICA CORPORATION

By: Name:	/s/ Teresa Brenner Teresa Brenner
Title:	Associate General Counsel

MERRILL LYNCH & CO., INC.

By: Name:	/s/ Teresa Brenner Teresa Brenner
Title:	Associate General Counsel

MERRILL LYNCH GROUP, INC.

By:	/s/ Teresa Brenner
Name:	Teresa Brenner
Title:	Associate General Counsel

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Teresa Brenner
Name:	Teresa Brenner
Title:	Authorized Person

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